As filed with the Securities and Exchange Commission on July 24, 2015

Registration No. 333-162615

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 on Form S-1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	1311	33-0502730
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Pablo Zúñiga-Pflücker

President and CEO

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:

Mark W. Coffin

Seyfarth Shaw LLP

700 Milam Street

Suite 1400

Houston, Texas 77002

(713) 225-2300

Approximate date of commencement of proposed sale to public: Not applicable. This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated File ☐	Smaller Reporting Company ☐
(do not check if smaller reporting company)

DEREGISTRATION OF SECURITIES

On May 10, 2010, the Securities and Exchange Commission declared effective a registration statement on Form S-3 (File No. 333-162615), as amended on Form S-3/A on May 3, 2010 (the “Registration Statement”), of BPZ Resources, Inc. (the “Company”) registering the offer and sale of 1,630,776 shares of the Company’s common stock, no par value per share, by the selling shareholder identified in the prospectus forming a part of the Registration Statement.

In accordance with the Undertakings of the Company set forth in Part II of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 to deregister and remove from registration all registered but unsold shares covered by the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on July 24, 2015.

BPZ Resources, Inc.

By:	/s/ Manuel Pablo Zúñiga-Pflücker
Manuel Pablo Zúñiga-Pflücker
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Manuel Pablo Zúñiga-Pflücker	/s/ RICHARD S. MENNITI
Manuel Pablo Zúñiga-Pflücker	Richard S. Menniti
President, Chief Executive Officer and Director (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
July 24, 2015	July 24, 2015

*	*
James B. Taylor	John J. Lendrum
Director and Chairman of the Board	Director
July 24, 2015	July 24, 2015

*	/s/ ROBERT L. SOVINE
Stephen C. Beasley	Robert L. Sovine
Director	Director
July 24, 2015	July 24, 2015

/s/ STEPHEN R. BRAND	/s/ RICHARD J. SPIES
Stephen R. Brand	Richard J. Spies
Director	Director
July 24, 2015	July 24, 2015

/s/ JERELYN EAGAN	*
Jerelyn Eagan	Dennis G. Strauch
Director	Director
July 24, 2015	July 24, 2015

By:	*	/s/ Manuel Pablo Zúñiga-Pflücker
Manuel Pablo Zúñiga-Pflücker
Attorney-in-fact